Exhibit 21.1

CAREY WATERMARK INVESTORS INCORPORATED

LIST OF REGISTRANT SUBSIDIARIES

Name of Subsidiary	Ownership	State or Country of Incorporation
Atlanta Perimeter Hotel Operator, Inc.	57%	Delaware
Braintree Hotel Operator, Inc.	100%	Delaware
CWI Atlanta Perimeter Hotel, LLC	100%	Delaware
CWI Braintree Hotel, LLC	100%	Delaware
CWI Lake Arrowhead Resort, LLC	100%	Delaware
CWI Long Beach Hotels, LLC	100%	Delaware
CWI Mission Valley Hotel, LLC	100%	Delaware
CWI New Orleans CBD Hotel, LLC	100%	Delaware
CWI New Orleans Hotel, LLC	100%	Delaware
CWI OP, LP	100%	Delaware
CWI-AM Atlanta Perimeter Hotel, LLC	57%	Delaware
CWI-HRI French Quarter Hotel Property, LLC	80%	Delaware
CWI-HRI New Orleans CBD Hotel, LLC	88%	Delaware
CWI-Pacific Lake Arrowhead Resort, LLC	97%	Delaware
French Quarter Hotel Operator, Inc.	80%	Delaware
Lake Arrowhead Resort Operator, Inc.	97%	Delaware
Long Beach Hotel Operator, Inc.	49%	Delaware
Long Beach Hotel Properties, LLC	49%	California
Mission Valley Hotel Operator, Inc.	100%	Delaware
New Orleans CBD Hotel Operator, Inc.	88%	Delaware
Portside Partners, LLC	49%	California
Queensbay Hotel, LLC	49%	Delaware
Atlanta Downtown Hotel Operator, Inc.	100%	Delaware
Baton Rouge Hotel Operator, Inc.	100%	Delaware
Beale Street Hotel Operator, Inc.	100%	Delaware
Birmingham Hotel Operator, Inc.	100%	Delaware
CWI Atlanta Downtown Hotel, LLC	100%	Delaware
CWI Baton Rouge Hotel, LLC	100%	Delaware
CWI Beale Street Hotel, LLC	100%	Delaware
CWI Birmingham Hotel, LLC	100%	Delaware
CWI Legacy Park Hotel, LLC	100%	Delaware
CWI SE Hotel Portfolio, LLC	100%	Delaware
CWI Shadyside Hotel, LLC	100%	Delaware
Legacy Park Hotel Operator, Inc.	100%	Delaware
Shadyside Hotel Operator, Inc.	100%	Delaware